SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 15, 2008
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

120 Genesis Boulevard, Bridgeport, WV  26330
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 8.01.                      Other Events

Petroleum Development Corporation reported that they have reset and added to previously published natural gas commodity derivative positions to protect against possible price instability in future periods.

For the period from April 2008 through October 2008 the Company replaced the collars that it previously set with fixed-price swaps.  A Nymex based swap of $8.33/Mmbtu replaced a $6.50/Mmbtu floor and a $10.80/Mmbtu call for approximately 34% of production in the Appalachian and Michigan basins.  A Nymex based swap of $8.58/Mmbtu replaced a $7.00/Mmbtu floor and a $13.00/Mmbtu call for another 34% of production in the Appalachian and Michigan basins.  A Panhandle Eastern (PEPL) based swap of $7.45/Mmbtu replaced a $5.50/Mmbtu floor and a $9.85/Mmbtu call and a $6.00/Mmbtu floor and a $11.25/Mmbtu call for approximately 45% of production in the NECO basin.  A Colorado Interstate (CIG) based swap of $7.05/Mmbtu replaced a $5.50/Mmbtu floor and a $10.35/Mmbtu call for approximately 45% of production in the Piceance and Wattenberg basins.

For the period from November 2008 through March 2009 the Company entered into collars for 20% of the production and swaps for 20% of the production from each of the following basins:  Appalachian, Michigan, NECO, Piceance and Wattenberg.  For the Appalachian and Michigan basins, the Company set a Nymex based participating collar with an $8.40/Mmbtu floor and a $13.05/Mmbtu call along with a Nymex based swap of $9.615/Mmbtu.  For the NECO basin, the Company set a PEPL based collar with a $7.25/Mmbtu floor and a $10.05/Mmbtu call along with a PEPL based swap of $8.44/Mmbtu.  For the Piceance and Wattenberg basins, the Company set a CIG based collar with a $7.00/Mmbtu floor and a $9.70/Mmbtu call along with a CIG based swap of $8.18/Mmbtu.

For the three year period from March 2008 through February 2011 the Company entered into a Nymex based swap at $8.62/Mmbtu for approximately 74% of production from the recent Appalachian acquisition of the Castle Gas Company.

The positions in effect on the Company’s share of production by area are shown in the attached press release dated February 15, 2008 as Exhibit 99.1.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

            Exhibit Number:  99.1
Press Release dated February 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	February 19, 2008

By:	/s/ Richard W. McCullough
Richard W. McCullough
Vice Chairman and Chief Financial Officer